CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-206669 on Form S-8 of Sonoco Products Company of our report dated June 26, 2020 appearing in this Annual Report on Form 11-K of the Sonoco Retirement and Savings Plan for the year ended December 31, 2019.

/s/ Crowe LLP

Oak Brook, Illinois
June 26, 2020